UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 11, 2015 the Chief Financial Officer of Proofpoint, Inc. (the “Company”) met with Bloomberg Finance L.P. and in connection with that meeting a blog was published about the Company for Bloomberg’s subscriber-only First Word service.  In it the Chief Financial Officer was summarized as saying:

•                  The Company plans to make more tuck-in technology acquisitions following ~$40m cash and stock acquisition of Emerging Threats earlier this month;

•                  The Company has historically been very acquisitive and is “always looking for unique capabilities,” though notes some private company valuations in space are getting overheated;

•                  A “very robust” spending environment in security software has continued into the 1st quarter of 2015;

•                  The Company sees “big opportunity” for upselling, as 60% of customers only have one Company product, with biggest opportunity in increasing penetration of Targeted Attack Protection product; and

•                  The Company is making investments to bolster presence in Europe; sees international revenue growing from  approximately 20% of the Company’s business currently to somewhere in 30% range in 3-5 yrs.

The information in this Current Report on Form 8-K attached hereto (the “7.01 Information”) are being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 7.01 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: March 11, 2015	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer

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